EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, David M. Morse, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Location Based Technologies, Inc. (the “Company”) on Form 10-Q for the quarter year ended February 28, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: April 19, 2010	By:	/s/ David M. Morse
Name: David M. Morse Title: Co-President and Chief Executive Officer

I, Desiree Mejia, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Location Based Technologies, Inc. (the “Company”) on Form 10-Q for the quarter year ended February 28, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: April 19, 2010	By:	/s/ Desiree Mejia
Name: Desiree Mejia Title: Chief Operating Officer, Principal Financial Officer and Principal Accounting Officer